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                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                      SIGNIFICANT SUBSIDIARIES OF REGISTRANT



As of June 30, 1998 the significant subsidiaries of the Registrant were as follows:

                                                                  Percent Of
                                                State of     Voting Stock Owned
                                              Incorporation         By the
                                                                  Registrant
Kimball International Marketing, Inc.            Indiana             100%
Kimball International Manufacturing, Inc.        Indiana             100%
Kimball Electronics, Inc.                        Delaware            100%
Kimball, Inc.                                    Delaware            100%
Kimball Hospitality Furniture, Inc.              Indiana             100%
McAllen-American Corporation                     Texas               100%
Elmo Semiconductor Corporation                   Indiana             100%
Kimball International Transit, Inc.              Indiana             100%
Kimball U.K., Inc.                               Indiana             100%
Kimco, S.A. de C.V.                              Mexico              100%
L. Bosendorfer Klavierfabrik GmbH                Austria             100%
Elmo Semiconducteurs SARL                        France              100%

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                                                                   Exhibit 21